Exhibit 99.1

Village Farms International to Host Third Quarter 2020 Conference Call on Friday, November 13, 2020 at 8:30 a.m. ET

-- Company to Report its Third Quarter 2020 Financial Results Via News Release
on Friday, November 13, 2020 at 7:00 a.m. ET –

VANCOUVER, BC, Nov. 5, 2020 /CNW/ - Village Farms International, Inc. ("Village Farms" or the "Company") (NASDAQ: VFF) (TSX: VFF) today announced it will host a conference call to discuss its third quarter 2020 financial results on Friday, November 13, 2020 at 8:30 a.m. ET. Participants can access the conference call by telephone by dialing (647) 427-7450 or (888) 231-8191, or via the Internet at: https://bit.ly/2HoYneE.

The Company expects to report its third quarter 2020 financial results via news release on Friday, November 13, 2020 at 7:00 a.m. ET.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 849-0833 or (855) 859-2056 and enter the passcode 9199257 followed by the pound key. The telephone replay will be available until Friday, November 20, 2020 at midnight (ET).  The conference call will also be archived on Village Farms' web site at  http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms is one of the largest and longest-operating greenhouse growers in North America, and is leveraging its decades of experience in large-scale, low-cost intensive agriculture and as a vertically integrated produce supplier to pursue high-value, high-growth plant-based Consumer Packaged Goods opportunities in cannabis and CBD in North America and selected markets internationally.

In Canada, British-Columbia-based Pure Sunfarms is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer, one of the best-selling brands, and has generated profitability for six consecutive quarters.

In the U.S., subject to compliance with all applicable U.S. federal and state laws, Village Farms is pursuing a strategy to become a leading developer and supplier of branded and white-labeled CBD products  targeting "big box" and other major retailers and consumer packaged goods companies, and with one the largest greenhouse operations in country, is well positioned for the potential federal legalization of high-THC cannabis.

Internationally, Village Farms is strategically targeting selected, nascent, legal cannabis and CBD opportunities with significant long-term potential, with an initial focus on the Asia-Pacific region through its investment in Australia-based Altum International.

SOURCE Village Farms International, Inc.

For further information: Lawrence Chamberlain, Investor Relations, LodeRock Advisors, (416) 519-4196, lawrence.chamberlain@loderockadvisors.com

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